SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2005

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
480 E. 6400 South, Ste 230
Salt Lake City, Utah 84107
(Address of principal executive offices)
(801) 266-9393
(Registrants Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  (c) On July 26, 2005, Tim Thayne, our chief executive officer resigned effective immediately. Mr. Thayne maintains his position as director. In addition, pursuant to our bylaws, our directors by unanimous consent appointed Mr. Thayne to be our president and chief technology officer.

Mr. Thayne, age 37, began his career in technology in 1986. He has extensive experience with database applications and software development including commercial Web-based applications. With Dell Computer, Mr. Thayne completed a major transition of combining two Sales Configuration Management Systems into one. Mr. Thayne currently has no employment agreement with us.

(c) On July 26, 2005, pursuant to our bylaws, our directors by unanimous consent appointed L.J. Eikov, age 36, as a member of the board of directors and as our chief executive officer.

LJ Eikov has over 15 years of leadership experience with a unique blend of strategic, business and technological management experiences across the telecommunications, Internet and consumer electronics industries within entrepreneurial and venture-based private and public corporations. LJ brings to the Company exceptional market insight and knowledge of the wireless, telecommunications, Internet and computer industries having done business in over 27 countries including areas in Europe, Africa, Latin America and Australasian countries.

Item 6. Exhibits and Reports on Form 8-K.

(a) Exhibits (filed with this report unless indicated below)

Exhibit 5.02.1 Resignation of Tim Thayne as chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

COCONNECT, INC.

Date: July 28, 2005     By: /s/ L.J. Eikov

L.J. Eikov

Chief Executive Officer and

Member of the Board